Exhibit 99.1

Contact:

Investors	Media
Eugenia Shen	Bob Purcell
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 506-6570	(415) 506-3267

For Immediate Release:

BioMarin Announces Fourth Quarter and Full Year 2011 Financial Results

R&D Pipeline Advancing; Many Key Clinical Milestones in the Coming Year

Net Product Revenue Growth of 18 Percent in 2011

Conference Call and Webcast to Be Held Today at 5:00 p.m. ET

Financial Highlights ($ in millions, except per share data, unaudited)

Item	FY 2011	FY 2010 Comparison
Total BioMarin Revenue	$441.4	17.3% increase
Total Net Product Revenue	$437.6	18.4% increase
Naglazyme Net Product Revenue	$224.9	16.7% increase
Aldurazyme BioMarin Net Product Revenue*	$82.8	16.3% increase
Kuvan Net Product Revenue	$116.8	17.5% increase
Firdapse Net Product Revenue	$13.2	106.3% increase
GAAP Net Income (Loss)	$(53.8)	$205.8**
GAAP Net Income (Loss) per share	$(0.48) (basic and diluted)	$2.00 (basic), $1.73 (diluted)
Non-GAAP Adjusted EBITDA	$34.5	$62.0

*	Net product transfer revenue had a positive $8.6 million impact on net Aldurazyme revenue to BioMarin in 2011 and a positive $3.2 million impact on net Aldurazyme revenue to BioMarin in 2010.
**	During the third quarter of 2010, the company reversed its deferred tax asset valuation allowance and recorded a one-time benefit of $223.1 million.

Novato, Calif., February 16, 2012 – BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) today announced financial results for the fourth quarter and full year 2011. GAAP net loss was $26.7 million ($0.23 per diluted share) for the fourth quarter of 2011, compared to GAAP net loss of $12.2 million ($0.11 per diluted share) for the fourth quarter of 2010. Non-GAAP adjusted EBITDA was a loss of $3.0 million for the fourth quarter of 2011, compared to non-GAAP adjusted EBITDA of $11.0 million for the fourth quarter of 2010. Non-GAAP adjusted EBITDA excludes depreciation and amortization, contingent consideration expense, interest income and expense, income taxes, stock compensation expense and material non-recurring items. The reconciliation of the non-GAAP measures to the comparable GAAP measure is detailed in the table provided near the end of the press release.

GAAP net loss for the year ended December 31, 2011 was $53.8 million ($0.48 per diluted share), compared to GAAP net income of $205.8 million ($1.73 per diluted share) for the year ended December 31, 2010. During the third quarter of 2010, the company reversed its deferred tax asset valuation allowance and recorded a one-time benefit of $223.1 million. Non-GAAP adjusted EBITDA was $34.5 million for the year ended December 31, 2011, compared to non-GAAP adjusted EBITDA of $62.0 million for the year ended December 31, 2010.

As of December 31, 2011, BioMarin had cash, cash equivalents and short and long-term investments totaling $289.5 million, as compared to $370.0 million on September 30, 2011. The decline in the cash balance is due to a payment of $81.0 million for the purchase of Naglazyme royalty rights from the Adelaide Health Authority in the fourth quarter of 2011.

“The successful execution of our R&D pipeline to deliver therapies that have a meaningful impact in the lives of patients remains the top priority for BioMarin in 2012. Our most advanced clinical program, the Phase 3 trial for MPS IVA is progressing well, and we anticipate that over 160 patients will be enrolled by mid-March. This is a month earlier than previously communicated thanks to the enthusiasm for the study in the MPS IV community,” said Jean-Jacques Bienaimé, Chief Executive Officer of BioMarin. “Our growing commercial portfolio is funding the majority of our R&D expenses, and we look forward to many key clinical milestones in the coming year, including data readouts for GALNS for MPS IVA, PEG-PAL for PKU, BMN-701 for Pompe disease and BMN-673 for solid tumors.”

Net Product Revenue (in millions)

	Three Months Ended December 31,				Years Ended December 31,
	2011	2010	$ Change	% Change	2011	2010	$ Change	% Change
Naglazyme (1)	$48.1	$45.1	$3.0	6.7%	$224.9	$192.7	$32.2	16.7%
Kuvan (2)	30.8	27.3	3.5	12.8%	116.8	99.4	17.4	17.5%
Firdapse (3)	3.3	3.0	0.3	10.0%	13.2	6.4	6.8	106.3%

(1)	Changes in foreign currency rates, net of hedges, had a negative $1.3 million impact on Naglazyme sales in the fourth quarter of 2011 and negative $0.2 million impact on Naglazyme sales for the year ended December 31, 2011. The number of Naglazyme patients increased 11.9 percent in the fourth quarter of 2011 compared to the fourth quarter of 2010. Naglazyme revenues experience quarterly fluctuations due to the timing of government ordering patterns in certain countries.
(2)	The quantity of commercial tablets dispensed to patients in the U.S. increased 10.3 percent in the fourth quarter of 2011 compared to the fourth quarter of 2010.
(3)	A product for the treatment of Lambert Eaton Myasthenic Syndrome (LEMS) which was launched in the EU in April 2010.

	Three Months Ended December 31,				Years Ended December 31,
	2011	2010	$ Change	% Change	2011	2010	$ Change	% Change
Aldurazyme revenue reported by Genzyme (4)	$48.8	$42.5	$6.3	14.8%	$185.2	$166.8	$18.4	11.0%
Royalties due from Genzyme	21.0	17.8	3.2		74.2	68.0	6.2
Incremental product transfer revenues	2.8	5.3	(2.5)		8.6	3.2	5.4

Total Aldurazyme net product revenues (5)	$23.8	$23.1	$0.7		$82.8	$71.2	$11.6

(4)	Changes in foreign currency rates caused a decrease to Aldurazyme sales by Genzyme of $0.6 million and an increase to Aldurazyme sales by Genzyme of $5.6 million for the three months and year ended December 31, 2011, respectively.
(5)	To the extent units shipped to third party customers by Genzyme exceeded BioMarin inventory transfers to Genzyme, BioMarin will record a decrease in net product revenue from the royalty payable to BioMarin for the amount of previously recognized product transfer revenue. If BioMarin inventory transfers exceed units shipped to third party customers by Genzyme, BioMarin will record incremental net product transfer revenue for the period.

2012 Guidance

Revenue Guidance ($ in millions)

Item	2012 Guidance	2011 Actual
Total BioMarin Revenues	$465 to $510	$441
Total Net Product Revenues	$460 to $505	$438
Naglazyme Net Product Revenue	$240 to $265	$225
Kuvan Net Product Revenue	$126 to $136	$117
Aldurazyme Net Product Revenue to BioMarin	$81 to $87	$83
Firdapse Net Product Revenue	$13 to $17	$13

Selected Income Statement Guidance ($ in millions)

Item	2012 Guidance	2011 Actual
Cost of Sales (% of Total Revenue)	17% to 18%	19%
Selling, General and Admin. Expense	$195 to $205	$175
Research and Development Expense	$255 to $265*	$214
Amortization and Contingent Consideration	$19	$1
Income Tax Expense (Benefit)	$—	$10
GAAP Net Income (Loss)	$(92) to $(82)	$(54)
Stock Compensation Expense	$46	$44
Non-GAAP Adjusted EBITDA	$15 to $25	$35
Non GAAP Net Cash Flow (Usage)	$(30) to $(40)	$(113)**
Cash Balance***	$250 to $260	$289.5

*	Approximately $45 million of the $255 million to $265 million is for the production of drug supply for clinical studies.
**	Net cash usage in 2011 includes a payment of $81 million for the purchase of Naglazyme royalty rights and a payment of $48.5 million related to the acquisition of the Shanbally manufacturing facility.
***	Cash balance includes cash, cash equivalents and short and long term investments

Anticipated Upcoming Milestones

1Q 2012: Initiation of Phase I trial for BMN-111 for achondroplasia in healthy volunteers

1Q 2012: Enrollment of targeted 160 patients in the Phase III trial for GALNS for MPS IVA

3Q 2012: Results for Phase II trial for PEG-PAL for PKU

3Q 2012: Results for Phase I trial for BMN-111 for achondroplasia in healthy volunteers

2H 2012: Results for Phase I/II trial for BMN-673 for solid tumors

4Q 2012: Results for Phase I/II trial for BMN-701 for Pompe disease

4Q 2012: Results for Phase III trial for GALNS for MPS IVA

4Q 2012/1Q 2013: Initiation of Phase II trial for BMN-111 for achondroplasia in patients

1Q 2013: Market authorization application filings for GALNS for MPS IVA

1Q 2013: Results for Phase I/II trial for BMN-673 for hematological malignancies

1Q 2013: Initiation of Phase III trial for PEG-PAL for PKU

1Q 2013: IND filing for BMN-190 for LINCL (Batten disease)

Mid-2013: Results for PKU-016 Kuvan neurocognitive study

2H 2013: Potential initiation of Phase III trial for BMN-701 for Pompe disease

2H 2013: Potential initiation of Phase III trial for BMN-673 for solid tumors or hematological malignancies

4Q 2013: Anticipated FDA approval of GALNS for MPS IVA

Research and Development Programs

BioMarin continues to make significant investments in research and development to ensure persistent growth for the company. The current pipeline includes programs in various stages of development that are focused on treating a range of serious unmet medical needs.

Advanced Clinical Programs

•

GALNS for MPS IVA: BioMarin is on track to enroll the targeted 160 patients in the pivotal Phase III trial in mid-March and to report top-line results in the fourth quarter of 2012. The company expects to submit the first market authorization application filing in the first quarter of 2013.

Mid-Stage Clinical Programs

•

PEG-PAL for PKU: The company has initiated Part D of the Phase II trial to investigate the shortest weekly induction regimen to an efficacious maintenance dose. Results from Part D of the Phase II study are expected in the third quarter of 2012, and if successful, the Phase III study is expected to start in the first quarter of 2013 after meetings with regulatory authorities.

•

Kuvan Outcomes Study: PKU-016, a randomized, placebo-controlled, 13-week Kuvan outcomes study is ongoing. Endpoints include clinically validated measures of neuropsychiatric symptoms and, if successful, may enable a label amendment. The company expects to report top-line results in mid-2013.

Early-Stage Clinical Programs

•

BMN-701 for Pompe Disease: A total of six patients have been enrolled in the 5 mg/kg and 10 mg/kg cohorts, and the first patient in the 20 mg/kg cohort was dosed in January 2012. BMN-701 has been generally well-tolerated with a safety profile consistent with other enzyme replacement therapies. Top-line results for the Phase I/II trial, including data in 15 to 20 patients dosed at 20 mg/kg, are expected in the fourth quarter of 2012.

•

BMN-673 (PARP inhibitor): BioMarin has two ongoing trials for BMN-673: a Phase I/II open-label trial of once daily, orally administered BMN-673 for advanced or recurrent solid tumors and a Phase I, two-arm, open-label, dose escalation study for BMN-673 for the treatment of patients with advanced hematological malignancies. Top-line results are expected in the second half of 2012 and the first quarter of 2013, respectively.

•

BMN-111 for Achondroplasia: BMN-111 is an analog of C-type Natriuretic Peptide (CNP), a small cyclic peptide that is a positive regulator of bone growth. The company initiated the Phase I study in healthy volunteers in February 2012 and expects results by the third quarter of 2012.

Preclinical Programs

•	BMN-190 for LINCL (Batten disease): BioMarin expects to file the IND for BMN-190 in the first quarter of 2013.

•	Other early stage programs: BioMarin is working on multiple additional early development opportunities.

Non-GAAP Financial Information and Reconciliation

The above results for the three months and year ended December 31, 2011 and December 31, 2010 and financial guidance for the year ending December 31, 2012 are presented both as determined in accordance with GAAP and on a non-GAAP basis. As used in this release, non-GAAP income is based on GAAP Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) adjusted to exclude non-cash stock compensation expense, contingent consideration expense and certain nonrecurring material items (Non-GAAP Adjusted EBITDA).

The following tables detail the reconciliation of non-GAAP to GAAP financial metrics:

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA (Loss)

(in millions)

(unaudited)

		Three Months Ended December 31,		Years Ended December 31,		Year Ending December 31, 2012 Guidance
	NOTES	2011	2010	2011	2010
GAAP Net Income (Loss)		$(26.7)	$(12.2)	$(53.8)	$205.8	$(92.0) - $(82.0)
Interest expense, net		1.1	1.3	5.4	6.2	6.0
Income tax expense (benefit)	(1)	3.6	(7.0)	10.2	(227.3)	—
Depreciation		5.7	5.0	24.4	18.2	30.0
Amortization		1.5	1.0	4.4	3.0	10.0

EBITDA (Loss)		(14.8)	(11.9)	(9.4)	5.9	(46.0) - (36.0)
Stock-based compensation		11.2	9.8	43.8	37.5	46.0
Gain on sale of equity investments		—	—	—	(0.9)	—
Contingent consideration	(2)	0.6	(0.6)	(1.8)	4.0	15.0
Material non-recurring
Convertible debt exchange	(3)	—	13.7	1.9	13.7	—
Acquisition expenses	(4)	—	—	—	1.8	—

Non-GAAP Adjusted EBITDA (Loss)		$(3.0)	$11.0	$34.5	$62.0	$15.0 - $25.0

(1)	Includes the release of the Company's income tax valuation allowance during 2010.
(2)	Represents the changes in the fair value of contingent acquisition consideration payable for the period.
(3)	Represents debt conversion expense associated with the early conversion of a portion of our convertible debt in September 2011 and November 2010.
(4)	Represents transaction costs associated with the acquisition of ZyStor Therapeutics Inc., during the third quarter of 2010.

BioMarin believes that this non-GAAP information is useful to investors, taken in conjunction with BioMarin’s GAAP information because it provides additional information regarding the performance of BioMarin’s core ongoing business, Naglazyme, Kuvan, Aldurazyme and Firdapse and development of its pipeline. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on continuing operations, the company believes that the additional information enhances investors’ overall understanding of the company’s business and prospects for the future. Further, the company uses both the GAAP and the non-GAAP results and expectations internally for its operating, budgeting and financial planning purposes and uses the Non-GAAP Adjusted EBITDA methodology in establishing corporate goals for internal compensation programs.

Diluted Earnings Per Share Calculation

The following table sets for the computation of GAAP diluted earnings per share:

GAAP Basic and Diluted Earnings/loss per common share	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Numerator:
GAAP Net income (loss), basic	$(26,735)	$(12,189)	$(53,836)	$205,819
Interest expense on convertible debt	—	—	—	9,977
Amortization of deferred offeringcosts related to convertible debt	—	—	—	1,549

GAAP Net income (loss), diluted	$(26,735)	$(12,189)	$(53,836)	$217,345

Denominator (in thousands of common shares):
Basic weighted-average shares outstanding	114,415	107,344	112,122	103,093
Effect of dilutuve securities:
Potentially issuable shares under equity compensation awards	—	—	—	3,452
Common stock issuable under convertible debt	—	—	—	19,129

Fully diluted weighted-average shares	114,415	107,344	112,122	125,674

GAAP Basic earnings (loss) per common share	$(0.23)	$(0.11)	$(0.48)	$2.00
GAAP Diluted earnings (loss) per common share	$(0.23)	$(0.11)	$(0.48)	$1.73

Conference Call Details

BioMarin will host a conference call and webcast to discuss fourth quarter and full year 2011 financial results today, Thursday, February 16, at 5:00 p.m. ET. This event can be accessed on the investor section of the BioMarin website at www.BMRN.com.

Date: February 16, 2012

Time: 5:00 p.m. ET

U.S. / Canada Dial-in Number: 866.761.0748

International Dial-in Number: 617.614.2706

Participant Code: 11776309

Replay Dial-in Number: 888.286.8010

Replay International Dial-in Number: 617.801.6888

Replay Code: 48391178

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio comprises four approved products and multiple clinical and pre-clinical product candidates. Approved products include Naglazyme® (galsulfase) for mucopolysaccharidosis VI (MPS VI), a product wholly developed and commercialized by BioMarin; Aldurazyme® (laronidase) for mucopolysaccharidosis I (MPS I), a product which BioMarin developed through a 50/50 joint venture with Genzyme Corporation; Kuvan® (sapropterin dihydrochloride) Tablets, for phenylketonuria (PKU), developed in partnership with Merck Serono, a division of Merck KGaA of Darmstadt, Germany; and Firdapse™ (amifampridine), which has been approved by the European Commission for the treatment of Lambert Eaton Myasthenic Syndrome (LEMS). Product candidates include GALNS (N-acetylgalactosamine 6-sulfatase), which is currently in Phase III clinical development for the treatment of MPS IVA, amifampridine phosphate (3,4-diaminopyridine phosphate), which is currently in Phase III clinical development for the treatment of LEMS in the U.S., PEG-PAL (PEGylated recombinant phenylalanine ammonia lyase), which is currently in Phase II clinical development for the treatment of PKU, BMN-701, a novel fusion protein of insulin-like growth factor 2 and acid alpha glucosidase (IGF2-GAA), which is currently in Phase I/II clinical development for the treatment of Pompe disease, BMN-673, a poly ADP-ribose polymerase (PARP) inhibitor, which is currently in Phase I/II clinical development for the treatment of genetically-defined cancers, and BMN-111, a modified C-nutriuretic peptide, which is currently in Phase I clinical development for the treatment of achondroplasia. For additional information, please visit www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, including, without limitation, statements about: the expectations of revenue and sales related to Naglazyme, Kuvan, Firdapse, and Aldurazyme; the financial performance of the BioMarin as a whole; the timing of BioMarin’s clinical trials of GALNS, Firdapse, PEG-PAL, BMN-673, BMN-701, BMN-111 and other product candidates; the continued clinical development and commercialization of Aldurazyme, Naglazyme, Kuvan, Firdapse, and its product candidates; and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our success in the continued commercialization of Naglazyme, Kuvan, and Firdapse; Genzyme Corporation’s success in continuing the commercialization of Aldurazyme; results and timing of current and planned preclinical studies and clinical trials, particularly with respect to GALNS, Firdapse, PEG-PAL, BMN-673, BMN-701 and BMN-111; our ability to successfully manufacture our products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products and particularly Aldurazyme, Naglazyme, Kuvan and Firdapse; actual sales of Aldurazyme, Naglazyme Kuvan and Firdapse; Merck Serono’s activities related to Kuvan; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2010 Annual Report on Form 10-K, and the factors contained in BioMarin’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin® , Naglazyme®, Kuvan® and Firdapse™ are registered trademarks of BioMarin Pharmaceutical Inc.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

December 31, 2011 and 2010

(In thousands of U.S. dollars, except share and per share amounts)

	2011	2010 (1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,272	$88,079
Short-term investments	148,820	186,033
Accounts receivable, net (allowance for doubtful accounts: $513 and $63, respectively)	104,839	86,576
Inventory	130,118	109,698
Other current assets	39,753	33,874

Total current assets	469,802	504,260
Investment in BioMarin/Genzyme LLC	559	1,082
Long-term investments	94,385	128,171
Property, plant and equipment, net	268,971	221,866
Intangible assets, net	180,277	103,648
Goodwill	51,543	53,364
Long-term deferred tax assets	222,649	236,017
Other assets	15,495	14,215

Total assets	$1,303,681	$1,262,623

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$94,125	$83,844

Total current liabilities	94,125	83,844
Convertible debt	348,329	377,521
Other long-term liabilities	88,179	84,001

Total liabilities	530,633	545,366

Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized at December 31, 2011 and 2010: 114,789,732 and 110,634,465 shares issued and outstanding at December 31, 2011 and 2010, respectively	115	111
Additional paid-in capital	1,197,082	1,090,188
Company common stock held by Nonqualified Deferred Compensation Plan	(3,935)	(1,965)
Accumulated other comprehensive income	4,887	188
Accumulated deficit	(425,101)	(371,265)

Total stockholders’ equity	773,048	717,257

Total liabilities and stockholders’ equity	$1,303,681	$1,262,623

(1)	December 31, 2010 balances were derived from the audited consolidated financial statements.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Twelve Months Ended December 31, 2011 and 2010

(In thousands of U.S. dollars, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010 (1)
	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net product revenues	$106,064	$98,477	$437,647	$369,701
Collaborative agreement revenues	93	175	468	682
Royalty and license revenues	1,689	2,962	3,243	5,884

Total revenues	107,846	101,614	441,358	376,267

OPERATING EXPENSES:
Cost of sales (excludes amortization of developed product technology)	21,519	20,469	84,023	70,285
Research and development	57,908	42,197	214,374	147,309
Selling, general and administrative	48,454	42,098	175,423	151,723
Intangible asset amortization and contingent consideration	1,400	200	1,428	6,406

Total operating expenses	129,281	104,964	475,248	375,723

INCOME (LOSS) FROM OPERATIONS	(21,435)	(3,350)	(33,890)	544
Equity in the loss of BioMarin/Genzyme LLC	(609)	(797)	(2,426)	(2,991)
Interest income	632	919	2,934	4,112
Interest expense	(1,704)	(2,257)	(8,349)	(10,329)
Debt conversion expense	—	(13,728)	(1,896)	(13,728)
Net gain (loss) from sale of investments	—	(25)	—	902

INCOME (LOSS) BEFORE INCOME TAXES	(23,116)	(19,238)	(43,627)	(21,490)
Provision for (benefit from) income taxes	3,619	(7,049)	10,209	(227,309)

NET INCOME (LOSS)	$(26,735)	$(12,189)	$(53,836)	$205,819

NET INCOME (LOSS) PER SHARE, BASIC	$(0.23)	$(0.11)	$(0.48)	$2.00

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.23)	$(0.11)	$(0.48)	$1.73

Weighted average common shares outstanding, basic	114,415	107,344	112,122	103,093

Weighted average common shares outstanding, diluted	114,415	107,344	112,122	125,674

(1)	The totals for the year ended December 31, 2010 were derived from the audited consolidated financial statements.

STOCK-BASED COMPENSATION EXPENSE

Total stock-based compensation expense included in the Condensed Consolidated Statements of Operations is as follows:

	Three Months Ended December 31,		Years Ended December 31,

	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cost of sales	$1,307	$1,417	$5,171	$4,269
Research and development	4,295	3,516	16,365	13,760
Selling, general and administrative	5,610	4,886	22,283	19,463

	$11,212	$9,819	$43,819	$37,492

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